Registration No. ___________

       As filed with the Securities and Exchange Commission on January 24, 1997



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             Registration Statement
                        Under the Securities Act of 1933


                            CIRCUIT CITY STORES, INC.
             (Exact name of registrant as specified in its charter)

              Virginia                                           54-0493875
   (State or other jurisdiction of                           (I.R.S. Employer
   incorporation or organization)                           Identification No.)

       9950 Mayland Drive
       Richmond, Virginia                                          23233
(Address of Principal Executive Offices)                         (Zip Code)
                                                    __________

              CIRCUIT CITY STORES, INC. 1994 STOCK INCENTIVE PLAN,
                                   AS AMENDED
         (Formerly Circuit City Stores, Inc. 1994 Stock Incentive Plan)

                                                    __________


              Richard L. Sharp, President, Chief Executive Officer
                            and Chairman of the Board
                            Circuit City Stores, Inc.
                               9950 Mayland Drive
                            Richmond, Virginia 23233
                     (Name and address of agent for service)

                                 (804) 527-4000
          (Telephone number, including area code, of agent for service)

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
                      CALCULATION OF REGISTRATION FEE


        Title of                                     Proposed Maximum        Proposed Maximum
      Securities to            Amount to be              Offering               Aggregate               Amount of
      be Registered           Registered (2)       Price Per Share (1)      Offering Price(1)        Registration Fee

         Common                  3,000,000              $33.8125(1)            $101,437,500(1)            $30,738.64
 Stock, par value $.50,
 with attached Rights to
   Purchase Preferred
  Stock, Series E., par
    value $20.00 (2)


(1) Estimated solely for the purpose of calculating the registration fee. Based on the average of the high and low prices of the Common Stock on the New York Stock Exchange on January 17, 1997.

(2) The Rights to Purchase Preferred Stock will be attached to and trade with shares of the Common Stock. Value attributable to such rights, if any, will be reflected in the market price of the shares of Common Stock.

     The Securities covered by this Registration Statement will be issued to employees of the Registrant from time to time pursuant to incentive awards granted or to be granted under the Circuit City Stores, Inc. 1994 Stock Incentive Plan, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

     The Company hereby incorporates by reference into this Registration Statement the documents listed below which have been filed with the Securities and Exchange Commission.

(a) the Company's Annual Report on Form 10-K for the fiscal year ended February 29, 1996;

(b) all other reports filed with the Commission pursuant to Section 13(a) or 15(d) since February 29, 1996, including the Quarterly Reports on Form 10-Q for the fiscal quarters ended May 31, 1996, August 31, 1996, and November 30, 1996 and the Company's Current Reports on Form 8-K filed with the Commission on March 8, 1996 and November 1, 1996;

(c) the Company's Proxy Statement filed with the Commission on December 24, 1996, but only as to Annexes V, VI and VII;

(d) the description of the Company's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on January 2, 1997 (File No. 1-5767); and

(e) the description of the Rights to Purchase Preferred Stock, Series E and the Rights to Purchase Preferred Stock, Series F contained in the Registration Statement on Form 8-A filed with the Commission on January 2, 1997 (File No. 1-5767).

     All documents filed by the Company, pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.


Item 6.  Indemnification of Directors and Officers.

     The laws of the Commonwealth of Virginia pursuant to which the Company is incorporated permit it to indemnify its officers and directors against certain liabilities with the approval of its shareholders. The Articles of Incorporation of the Company, which have been approved by its shareholders, provide for the indemnification of each director and officer (including former directors and officers and each person who may have served at the request of the Company as a director or officer of any other legal entity and, in all such cases, his heirs, executors and administrators) against liabilities (including expenses) reasonably incurred by him in connection with any actual or threatened action, suit or proceeding to which he may be made a party by reason of his being or having been a director or officer of the Company, except in relation to any action, suit or proceeding in which he has been adjudged liable because of willful misconduct or a knowing violation of the criminal law.

     The Company has purchased directors' and officers' liability insurance policies. Within the limits of their coverage, the policies insure (1) the directors and officers of the Company and its subsidiaries against certain losses resulting form claims against them in their capacities as directors and officers to the extent that such losses are not indemnified by the Company and
(2) the Company to the extent that it indemnifies such directors and officers for losses as permitted under the laws of Virginia.


Item 8.  Exhibits.

         See Exhibit Index following signatures.


Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

     (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 ("Securities Act");

          (ii) To reflect in the prospectus any facts or events after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraph (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment and each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering thereof.

     (c) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on January 21, 1997.

                                                     CIRCUIT CITY STORES, INC.
                                                     Registrant



                                                   By: /s/ Michael T. Chalifoux
                                                      Michael T. Chalifoux
                                                      Chief Financial Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities on this the 21st day of January, 1997.

Signature:                                           Title:


 *Richard L. Sharp                                President, Chief Executive
  Richard L. Sharp                                Officer and Chairman of the
                                                  Board


*Alan L. Wurtzel                                  Vice Chairman of the Board
 Alan L. Wurtzel                                  and Director



 /s/ Michael T. Chalifoux                         Senior Vice President, Chief
 Michael T. Chalifoux                             Financial Officer, Secretary
                                                  and Director


*Richard N. Cooper                                Director
 Richard N. Cooper



*Barbara S. Feigin                                Director
 Barbara S. Feigin


*Theodore D. Nierenberg                           Director
 Theodore D. Nierenberg


*Hugh G. Robinson                                 Director
 Hugh G. Robinson


*Walter J. Salmon                                 Director
 Walter J. Salmon


*Mikael Salovaara                                 Director
 Mikael Salovaara


*John W. Snow                                     Director
 John W. Snow


*Edward Villanueva                                Director
 Edward Villanueva


 /s/ Philip J. Dunn                               Principal Accounting Officer
 Philip J. Dunn




*By: /s/ Michael T. Chalifoux
         Michael T. Chalifoux
         Attorney-In-Fact

                                  EXHIBIT INDEX

         Exhibit           Document
         Number

          4.1 Registrant's Amended and Restated Articles of Incorporation, effective July 10, 1996, filed as Exhibit 3(i) to the Company's Quarterly Report on Form 10-Q for the quarter ended May 31, 1996 (File No. 1-5767) are expressly incorporated herein by reference.

          4.2 Registrant's Bylaws, as Amended and Restated June 18, 1996, filed as Exhibit 3(ii) to Registrant's Quarterly Report on Form 10-Q for the quarter ended May 31, 1996 (File No. 1-5767) are expressly incorporated herein by this reference.

          4.3 Amended and Restated Rights Agreement dated March 5, 1996, between Registrant and Norwest Bank Minnesota, N.A., as Rights Agent, filed as Exhibit 4(a) to Registrant's Current Report on Form 8-K dated March 5, 1996 (File No. 1-5767) is expressly incorporated herein by this reference.

          5 Opinion and Consent of McGuire, Woods, Battle & Boothe, L.L.P., as to the legality of the shares offered hereunder, filed herewith.

          23.1 Consent of KPMG Peat Marwick LLP, filed herewith.

          23.2 Consent of McGuire,  Woods, Battle & Boothe, L.L.P.  (included in
               Exhibit 5)

          24   Powers of Attorney.

          99.1 Registrant's 1994 Stock Incentive Plan filed as Exhibit 99 to the Registrant's Registration Statement on Form S-8 (Registration No. 033-5667) filed on December 1, 1994, is expressly incorporated herein by this reference.

          99.2 Amendment adopted February 10, 1995, to Registrant's 1994 Stock Incentive Plan filed as Exhibit 10(f) to the Registrant's Annual Report on Form 10-K for the fiscal year ended February 28, 1995 (File No. 1-5767) is expressly incorporated herein by this reference.

          99.3 Amendment  adopted  April 9,  1996,  to  Registrant's  1994 Stock
               Incentive Plan filed as Exhibit 10(i) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended May 31, 1996 (File No. 1-5767) is expressly incorporated herein by this reference.